Exhibit 5(a)

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

OFFICES 2300 Wells Fargo Capitol Center Raleigh, North Carolina 27601	February 29, 2012	MAILING ADDRESS P.O. Box 2611 Raleigh, North Carolina 27602-2611 TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800

Progress Energy, Inc.

410 South Wilmington Street

Raleigh, North Carolina 27601

Re: Progress Energy, Inc. / Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Progress Energy, Inc., a North Carolina corporation (the “Company”), in connection with the registration by the Company of an indeterminate amount of its (i) senior debt securities (the “Senior Debt Securities”), (ii) junior subordinated debentures (the “Junior Subordinated Debentures”), (iii) common stock, no par value (the “Common Stock”), (iv) preferred stock (the “Preferred Stock”), (v) stock purchase contracts (the “Stock Purchase Contracts”) and (vi) stock purchase units (the “Stock Purchase Units”), each on terms to be determined at the time of sale (the foregoing securities, collectively, the “Securities”), as set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Securities are to be issued in one or more series and are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein relating to the Securities (the “Prospectus”), and any amendments or supplements thereto. This opinion is furnished to you pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act.

We have reviewed such documents and considered such matters of law and fact as we, in our professional judgment, have deemed necessary to render the opinions contained herein. The documents reviewed included, among others:

i. the Registration Statement and the Prospectus;

ii. the Indenture (for Debt Securities), dated as of February 15, 2001, between the Company and The Bank of New York Mellon Trust Company, National Association (successor to Bank One Trust Company, N.A.), as trustee (the “Initial Senior Indenture”), and the Indenture (for [Subordinated] Debt Securities), filed as Exhibit 4(a)(6) to the Registration Statement, between the Company and a trustee to be selected by the Company in the future (together with the Initial Senior Indenture, collectively, the “Senior Indentures”);

Progress Energy, Inc.

February 29, 2012

iii. the Indenture (for [Subordinated] Debt Securities), filed as Exhibit 4(a)(6) to the Registration Statement, between the Company and a trustee to be selected by the Company in the future (the “Subordinated Indenture”);

iv. a copy of the Articles of Incorporation of the Company, certified as of the date hereof by an officer of the Company; and

v. a copy of the Bylaws of the Company, certified as of the date hereof by an officer of the Company.

In connection with our opinions expressed below, we have assumed the authenticity of all records, documents, and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. Where we have considered it appropriate, with respect to certain facts we have relied, without investigation or analysis of any underlying data contained therein, upon (i) certificates or other comparable documents of public officials and (ii) certificates of officers or other representatives of the Company. In addition, we have also examined originals or copies, certified to our satisfaction, of documents and agreements listed in certificates signed by officers of the Company dated as of the date hereof.

We have further assumed (i) that the Senior Debt Securities and the Junior Subordinated Debentures are governed exclusively by the internal, substantive laws and judicial interpretations of the State of New York, (ii) that the Stock Purchase Contracts and the Stock Purchase Units are governed exclusively by the internal, substantive laws and judicial interpretations of the State of North Carolina, and (iii) that the Senior Indentures, the Subordinated Indenture, and any applicable supplemental indenture thereto have been duly authorized, executed and delivered by the Company and the other parties thereto.

To the extent that obligations of the Company may be dependent upon such matters, we have relied solely upon a certificate regarding the Company from the North Carolina Secretary of State, dated as of February 13, 2012, as to the conclusion that the Company is a corporation and is in good standing. In addition, in rendering the opinions set forth herein, we have relied upon the opinion of Dewey & LeBoeuf LLP, a copy of which is attached as Annex I hereto, including the qualifications, assumptions, and limitations contained therein, with respect to matters of New York law. Except to the extent of such reliance, the opinions set forth herein are limited to matters governed by North Carolina law. We express no opinion as to the laws of any other jurisdiction. This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinion letters of this kind.

Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that:

1. Assuming (a) that the Registration Statement has become effective under the Securities Act, (b) that the financial and other terms of any class or series of the Senior Debt Securities have been established, and the issuance and sale of such Senior Debt Securities have

Progress Energy, Inc.

February 29, 2012

been duly authorized, by the Board of Directors of the Company (the “Board”) or by a securities pricing committee of the Company to which such authority has been properly delegated by the Board (the “Pricing Committee”), (c) that a Prospectus supplement describing such Senior Debt Securities offered thereby and complying with all applicable laws has been filed with the Commission, (d) that such Senior Debt Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus, such Prospectus supplement, any other applicable amendment or supplement thereto, and the applicable definitive underwriting agreement duly authorized by the Board or the Pricing Committee and duly executed and delivered by the parties thereto, and (e) that such Senior Debt Securities have been duly executed, delivered and authenticated in accordance with the applicable Senior Indenture, the Senior Debt Securities will be the valid and binding obligations of the Company.

2. Assuming (a) that the Registration Statement has become effective under the Securities Act, (b) that the financial and other terms of any class or series of the Junior Subordinated Debentures have been established, and the issuance and sale of such Junior Subordinated Debentures have been duly authorized, by the Board or by the Pricing Committee, (c) that a Prospectus supplement describing such Junior Subordinated Debentures offered thereby and complying with all applicable laws has been filed with the Commission, (d) that such Junior Subordinated Debentures have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus, such Prospectus supplement, any other applicable amendment or supplement thereto, and the applicable definitive underwriting agreement duly authorized by the Board or the Pricing Committee and duly executed and delivered by the parties thereto, and (e) that such Junior Subordinated Debentures have been duly executed, delivered and authenticated in accordance with the applicable Subordinated Indenture, the Junior Subordinated Debentures will be the valid and binding obligations of the Company.

3. Assuming (a) that the Registration Statement has become effective under the Securities Act, (b) that the Board has taken all necessary corporate action to approve the issuance and sale of shares of Common Stock, (c) that a Prospectus supplement describing such shares of Common Stock offered thereby and complying with all applicable laws has been filed with the Commission, and (d) that such shares of Common Stock have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus, such Prospectus supplement, any other applicable amendment or supplement thereto, and the applicable definitive underwriting agreement duly authorized by the Board and duly executed and delivered by the parties thereto, the shares of Common Stock will be validly issued, fully paid and non-assessable.

4. Assuming (a) that the Registration Statement has become effective under the Securities Act, (b) that the Board has taken all necessary corporate action to establish the preferences, limitations, and relative rights of, and approve the issuance and sale of, shares of Preferred Stock, (c) that a Prospectus supplement describing such shares of Preferred Stock offered thereby and complying with all applicable laws has been filed with the Commission, (d) that Articles of Amendment setting forth all preferences, limitations, and relative rights

Progress Energy, Inc.

February 29, 2012

relating to such shares of Preferred Stock have been duly filed with the North Carolina Secretary of State, and (e) that such shares of Preferred Stock have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus, such Prospectus supplement, any other applicable amendment or supplement thereto, and the applicable definitive underwriting agreement duly authorized by the Board and duly executed and delivered by the parties thereto, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

5. Assuming (a) that the Registration Statement has become effective under the Securities Act, (b) that the Board has taken all necessary corporate action to approve the issuance and terms of the Stock Purchase Contracts, (c) that a Prospectus supplement describing such Stock Purchase Contracts offered thereby and complying with all applicable laws has been filed with the Commission, (d) that such Stock Purchase Contracts have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus, such Prospectus supplement, and any other applicable amendment or supplement thereto, and (e) that the applicable purchase contract agreement and any related pledge agreement have been duly authorized, executed and delivered by the parties thereto, the Stock Purchase Contracts will be the valid and binding obligations of the Company.

6. Assuming (a) that the Registration Statement has become effective under the Securities Act, (b) that the Board has taken all necessary corporate action to approve the issuance and terms of the Stock Purchase Units, (c) that a Prospectus supplement describing such Stock Purchase Units offered thereby and complying with all applicable laws has been filed with the Commission, (d) that such Stock Purchase Units have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus, such Prospectus supplement, and any other applicable amendment or supplement thereto, and (e) that the applicable underwriting or definitive purchase agreement have been duly authorized, executed and delivered by the parties thereto, the Stock Purchase Units will be the valid and binding obligations of the Company.

The opinions expressed above are subject to the following assumptions, qualifications and limitations:

(A) Our opinions in paragraphs 1, 2, 5 and 6 above are subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors’ rights generally.

(B) Our opinions in paragraphs 1, 2, 5 and 6 above are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance.

*        *        *         *        *

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendments thereto. Such consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the regulations promulgated pursuant thereto.

Progress Energy, Inc.

February 29, 2012

Our opinions herein are expressed as of the date hereof, and we undertake no obligation to advise you of changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Very truly yours,

/s/ Smith, Anderson, Blount, Dorsett,

     Mitchell & Jernigan, L.L.P.

Annex I

Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019-6092

T +1 212 259-8000 F +1 212 259-6333

                                                             February 29, 2012

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

Wells Fargo Capitol Center

150 Fayetteville Street

Suite 2300

Raleigh, North Carolina 27601

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to the prospective underwriters in connection with the preparation of the above-referenced Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Commission”) on or about February 29, 2012 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) senior debt securities (the “Senior Debt Securities”) to be issued by Progress Energy, Inc., a North Carolina corporation (“Progress”), (2) junior subordinated debentures (the “Junior Subordinated Debentures” and, together with the Senior Debt Securities, the “Debt Securities”) to be issued by Progress, (3) common stock, no par value to be issued by Progress, (4) preferred stock to be issued by Progress, (5) stock purchase contracts to be issued by Progress and (6) stock purchase units to be issued by Progress, each on terms to be determined at the time of sale. The Senior Debt Securities will be issued pursuant to the Indenture dated as of February 15, 2001 between Progress and The Bank of New York Mellon Trust Company, National Association (successor to Bank One Trust Company, N.A.), as trustee (the “Senior Indenture”), or the Indenture (for [Subordinated] Debt Securities) filed as Exhibit 4(a)(6) to the Registration Statement between Progress and a trustee to be named therein (the “Shelf Indenture”). The Junior Subordinated Debentures will be issued pursuant to the Shelf Indenture. The Shelf Indenture together with the Senior Indenture are collectively referred to herein as the “Indentures.”

In rendering the opinions set forth below, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us and the authenticity of the originals of documents submitted to us as copies.

We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of Progress or a duly authorized committee thereof, when the Debt Securities have been issued and sold and when the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Security have been authorized, executed and delivered by the proper officers of Progress and the trustees named therein and when the Debt Securities have been executed, authenticated and delivered in accordance with the terms of the Senior Indenture or the Shelf Indenture, as the case may be, against payment therefor in accordance with the terms of the Debt Securities, the

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Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

February 29, 2012

Debt Securities will be valid, binding and legal obligations of Progress (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security, (iii) each of the Indentures will be the valid and legally binding obligation of the trustees named therein, (iv) all of the parties to the Debt Securities and the Indentures are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform their respective obligations under the Debt Securities and Indentures and (v) the validity, legality, and enforceability of the Debt Securities are governed exclusively by the internal substantive laws and judicial interpretations of the State of New York. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by Progress with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon Progress, or any restriction imposed by any court or governmental body having jurisdiction over Progress.

We do not express any opinion concerning any law other than the laws of the State of New York.

This opinion is furnished for your benefit in connection with your rendering an opinion to Progress to be filed as Exhibit 5(a) to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Dewey & LeBoeuf LLP